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                                                                   EXHIBIT 10.27

                           DEALERTRACK HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.

                  PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

      1.1 Purpose and Scope.

      The purpose of the DealerTrack Holdings, Inc. Employee Stock Purchase Plan is to assist employees of DealerTrack Holdings, Inc. and its subsidiaries in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

      1.2 Administration of Plan.

      The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Offering Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the date following which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Officers of the Company. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive.

                                   ARTICLE II.

                                   DEFINITIONS

      Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

      2.1 "Board" shall mean the Board of Directors of the Company.

      2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      2.3 "Committee" shall mean the Compensation Committee of the Board, which Committee shall administer the Plan as provided in Section 1.2 above.

      2.4 "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

      2.5 "Company" shall mean DealerTrack Holdings, Inc.

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      2.6 "Compensation" shall mean the base salary, bonuses, overtime and commissions paid to an Employee by the Company or a Designated Subsidiary in accordance with established payroll procedures.

      2.7 "Designated Subsidiaries" shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

      2.8 "Effective Date" shall mean the date on which the Company's registration statement on Form S-8 is filed with respect to the Plan and becomes effective.

      2.9 "Eligible Employee" shall mean an Employee who (a) is customarily scheduled to work at least 20 hours per week and (b) whose customary employment is more than five (5) months in a calendar year.

      2.10 "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary.

      2.11 "Exercise Date" shall mean March 31, June 30, September 30 and December 31.

      2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      2.13 "Fair Market Value" shall mean, as of any given date (a) the last sales price (if Common Stock is then listed as a National Market Issue under the NASD National Market System) or (if Common Stock is not then listed as a National Market Issue under the NASD National Market System) the mean between the closing representative bid and asked prices for the Common Stock on the date immediately prior to such date on which bid and asked prices are reported by NASDAQ or any successor quotation system; or (b) if Common Stock is not reported by NASDAQ or a successor quotation system, the fair market value established by the Committee acting in good faith.

      2.14 "Offering Date" shall mean each January 1, April 1, July 1 and October 1; provided, however, that the first Offering Date under the Plan shall be on the later of (a) January 1, 2006, or (b) the first day of the second calendar month following the calendar month in which the Effective Date occurs.

      2.15 "Offering Period" shall mean a three-month period beginning on an Offering Date and ending on the next succeeding Exercise Date.

      2.16 "Officer" shall mean an employee of the Company who is either an executive officer or member of the management of the Company.

      2.17 "Participant" shall mean any Eligible Employee who elects to participate.

      2.18 "Plan" shall mean this DealerTrack Holdings, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

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      2.19 "Plan Account" shall mean a bookkeeping account established and maintained by the Company or its designee in the name of each Participant.

      2.20 "Purchase Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.1 below.

      2.21 "Subsidiary" shall mean any "subsidiary corporation" as defined in
Section 424(f) of the Code and any applicable regulations promulgated thereunder.

                                  ARTICLE III.

                                  PARTICIPATION

      3.1 Eligibility.

      An Eligible Employee may participate in the Plan if immediately after the applicable Offering Date, that Employee would not be deemed for purposes of
Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

      3.2 Election to Participate; Payroll Deductions.

      (a) An Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan during an Offering Period by delivering to the Company a written payroll deduction authorization on a form prescribed by the Company prior to the applicable Option Date.

      (b) Each person who, during the course of an Offering Period, first becomes an Eligible Employee will be eligible to become a Participant in the Plan on the first Offering Date following the day on which such person becomes an Eligible Employee. Such person may become a Participant in the Plan by delivering to the Company a written payroll deduction authorization on a form prescribed by the Company prior to any applicable Offering Date. An individual who becomes an Eligible Employee after the Offering Date on which an Offering Period commences, may elect to participate in the Plan on any subsequent Offering Date provided such Eligible Employee is still an Eligible Employee on such date.

      (c) A Participant shall automatically participate in the next Offering Period commencing immediately after the Exercise Date of each Offering Period provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not withdrawn from the Plan pursuant to
Section 7.1. A Participant who automatically participates in a subsequent Offering Period, as provided in this Section, is not required to deliver an additional payroll deduction authorization to continue participation. However, a Participant may deliver a new payroll deduction authorization on a form prescribed by the Company if the Participant desires to change any of the elections contained in the Participant's then effective authorization.

      (d) Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be

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determined by the Participant's payroll deduction authorization, which shall set forth the percentage of the Participant's Compensation to be deducted on each payday during the Offering Period. Payroll deductions (i) shall be equal to at least one percent (1%), but not more than twenty percent (20%), of the Participant's Compensation as of the Offering Date; (ii) must equal at least five dollars ($5.00) per pay period; and (iii) may be expressed either as (A) a whole number percentage or (B) a fixed dollar amount, subject to the provisions of Sections 5.2 and 5.3 below. Amounts deducted from a Participant's
Compensation pursuant to this Section 3.2 shall be credited to the Participant's Plan Account.

      (e) Payroll deductions shall commence on the first payday following the Offering Date and shall continue, unless sooner altered or terminated as provided herein, to (i) the last payday immediately prior to the end of the Offering Period or (ii) if the last payday coincides with the last day of the Offering Period, on the last day of the Offering Period.

      (f) During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended payroll deduction authorization. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 6.1.

      (g) The Company, in its sole discretion, may suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted during a calendar year under the limit set forth in Section 4.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective payroll deduction authorization at the beginning of the next Offering Period, the Exercise Date of which falls in the following calendar year.

      (h) Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan Account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

      3.3 Leave of Absence.

      During paid leaves of absence approved by the Company meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in the Plan. A participant on an unpaid leave of absence will not be permitted to make contributions to the Plan by making cash payments to the Company.

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                                  ARTICLE IV.

                               PURCHASE OF SHARES

      4.1 Purchase Price.

      The Purchase Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on the Exercise Date, but in no event shall the Purchase Price per share be less than the par value per share ($0.01) of the Common Stock.

      4.2 Purchase of Shares.

      (a) On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her option to purchase at the Purchase Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant's Plan Account. The balance, if any, remaining in the Participant's Plan Account (after exercise of his or her option) as of an Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below. The Board, at its sole discretion, may increase or decrease the maximum number of shares of Common Stock that may be purchased during an Offering Period.

      (b) As soon as practicable following each Exercise Date, the number of shares purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company's sole discretion, to either (i) the Participant or
(ii) an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company. In the event the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

      4.3 Limitations on Purchase.

      No Employee shall be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan or any other employee stock purchase plan of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 (as measured by the Fair Market Value of such Common Stock at the time the option is granted) for each calendar year such option is outstanding. For purposes of this Section 4.3, the right to purchase Common Stock under an option accrues when the option (or any portion thereof) becomes exercisable, and the right to purchase Common Stock which has accrued under one option under the Plan may not be carried over to any other option. In addition, no Participant shall be permitted to purchase during each Offering Period more than 10,000 shares of Common Stock (subject to any adjustment pursuant to Section 5.2).

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      4.4 Transferability of Rights.

      An option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

      4.5 Pro Rata Allocation of Shares.

      In the event that the number of shares of stock which might be purchased by all Participants in the Plan on an Exercise Date exceeds the number of shares of Common Stock available in the Plan as provided in Section 5.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

      4.6 Return of Cash Balance.

      Any cash balance remaining in a Participant's Plan Account following the close of an Offering Period shall be refunded to the Participant as soon as practicable after such Offering Period. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Common Stock on the Exercise Date, the Company may retain such amount in the Participant's Plan Account to be applied toward the purchase of shares of Common Stock in the subsequent Offering Period.

                                   ARTICLE V.

                       PROVISIONS RELATING TO COMMON STOCK

      5.1 Common Stock Reserved.

      Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under this Plan shall be 1,500,000. Shares of Common Stock made available for sale under this Plan may be authorized but unissued or reacquired shares reserved for issuance under this Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.

      5.2 Adjustment for Changes in Common Stock.

      In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Company by reason of stock dividend, stock split or other subdivision, the Committee may make appropriate

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adjustments in (a) the number and class of shares or other securities that may be reserved for purchase hereunder and (b) the Purchase Price of outstanding options.

      5.3 Merger, Acquisition or Liquidation.

      In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the date of exercise with respect to outstanding options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such options in a manner complying with Section 424(a) of the Code.

      5.4 Insufficient Shares.

      If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 5.1 above, (a) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (b) the Plan shall automatically terminate immediately after such Exercise Date.

      5.5 Rights as Stockholders.

      With respect to shares of Common Stock subject to an option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her option.

                                  ARTICLE VI.

                          TERMINATION OF PARTICIPATION

      6.1 Cessation of Contributions; Voluntary Withdrawal.

      (a) A Participant may cease payroll deductions during an Offering Period by delivering written notice of such cessation to the Company in the manner prescribed by the Company. Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to Section 6.1(b) or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.2. A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

      (b) A Participant may withdraw from the Plan at any time by written notice to the Secretary of the Company prior to the close of business on an Exercise Date or such earlier date as may be established by the Committee in its sole discretion. Within 21 days after the notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a Participant's Plan Account to him or her, at which time, the Participant's payroll deduction authorization, his or her interest in the Plan and his or her option under the Plan shall terminate. Any Eligible

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Employee who withdraws from the Plan may again become a Participant in accordance with Section 3.2 above.

      6.2 Termination of Eligibility.

      (a) If a Participant ceases to be eligible under Section 3.1 above for any reason, the amount in such Participant's Plan Account will be refunded to the Participant or his or her designated beneficiary or estate within 21 days of his or her termination of employment or other cessation of eligibility.

      (b) Upon payment by the Company to the Participant or his or her beneficiary or estate of the remaining balance, if any, in Participant's Plan Account, the Participant's interest in the Plan and the Participant's option under the Plan shall terminate.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

      7.1 Condition of Employment.

      Neither the creation of the Plan nor an Employee's participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee at any time with or without cause.

      7.2 Amendment of the Plan.

      (a) The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company's stockholders given within 12 months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

      (b) Upon termination of the Plan, the balance in each Participant's Plan Account shall be refunded within 21 days of such termination.

      (c) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

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      (d) In the event the Board determines that the ongoing operation of the
Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including. Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

      7.3 Use of Funds; No Interest Paid.

      All funds received by the Company by reason of purchase of Common Stock under this Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

      7.4 Term; Approval by Stockholders.

      The Plan shall terminate on the tenth anniversary of the date of its initial approval by the stockholders of the Company, unless earlier terminated by action of the Board for any reason including, but not limited to, a change in the accounting methods that would adversely affect the Company. No option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan will be submitted for the approval of the Company's stockholders within 12 months before or after the date of the Board's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of the 12-month period following the Board's initial adoption of the Plan, all options previously granted under the Plan shall thereupon be canceled and become null and void.

      7.5 Effect Upon Other Plans.

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

      7.6 Conformity to Securities Laws.

      Notwithstanding any other provision of this Plan, this Plan and the participation in this Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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      7.7 Notice of Disposition of Shares.

      The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Offering Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

      7.8 Tax Withholding.

      The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

      7.9 Governing Law.

      The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

      7.10 Equal Rights and Privileges.

      All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company, the Board or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

                                    * * * * *

      I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of DealerTrack Holdings, Inc. on May 26, 2005.

      I hereby certify that the foregoing Plan was approved by the stockholders of DealerTrack Holdings, Inc. on May 26, 2005.

                                       /s/ Eric D. Jacobs
                                       -----------------------------------------
                                             Eric D. Jacobs, Corporate Secretary

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